UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 22, 2005

AMES TRUE TEMPER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-118086	22-2335400
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

465 Railroad Avenue, Camp Hill,
Pennsylvania 17011
(Address of Principal Executive
Offices, including Zip Code)

(717) 737-1500

(Registrant's telephone number,
including area code)

N/A

(Former name or former address, if changed since last report)

Item 2.02    Results of Operations and Financial Condition

Ames True Temper, Inc. (the "Registrant"), a leading North American manufacturer and marketer of non-powered lawn and garden tools and accessories, will be making a presentation to a group of investors and analysts on February 23, 2005. The presentation slides will be posted on the following website from February 23, 2005 to March 2, 2005: http://www.ames-truetemper.com/whats_new/investor.html.

Based on preliminary unaudited data, ATT Holding Co., the Registrant's parent, expects net sales for fiscal 2005 to range from $450 million to $460 million, with adjusted EBITDA expected to range from $46 to $50 million.

FORWARD-LOOKING STATEMENTS This report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws. Forward-looking statements may include the words "may," "will," "plans," "estimates," "anticipates," "believes," "expects," "intends" and similar expressions. Although Ames believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following: Ames' liquidity and capital resources; Sales levels to existing and new customers; Increased concentration of its customers; Seasonality and adverse weather conditions; Competitive pressures and trends; Changing consumer preferences; New product and customer initiatives; Risks relating to foreign sourcing, foreign operations and availability of raw materials; Ames' ability to successfully consummate and integrate acquisitions; and General economic conditions. Ames' actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. Ames can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. Ames does not intend, and undertakes no obligation, to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES TRUE TEMPER, INC. (Registrant)
Date: February 22, 2005	By: /s/ Judy Schuchart Judy Schuchart Vice President Finance and Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)